Ex 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333-209854) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan, the NovoCure Limited 2013 Share Option Plan, the Standen Limited 2003 Share Option Plan and NovoCure Limited 2024 Omnibus Incentive Plan,
(2)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333-217619) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan and NovoCure Limited 2024 Omnibus Incentive Plan,
(3)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333-224606) pertaining to the NovoCure Limited 2015 Omnibus Incentive Plan, NovoCure Limited 2024 Omnibus Incentive Plan,
(4)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333-232896) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan and NovoCure Limited 2024 Omnibus Incentive Plan,
(5)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333-236862) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan and NovoCure Limited 2024 Omnibus Incentive Plan,
(6)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333-253499) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan and NovoCure Limited 2024 Omnibus Incentive Plan,
(7)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333-262965) pertaining to the NovoCure Limited 2015 Omnibus Incentive Plan and NovoCure Limited 2024 Omnibus Incentive Plan,
(8)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333-269926) pertaining to the NovoCure Limited 2015 Omnibus Incentive Plan and NovoCure Limited 2024 Omnibus Incentive Plan,
(9)Post Effective Amendment no. 1 to the Registration Statement (Form S-8 No. 333- 277240) pertaining to the NovoCure Limited 2015 Omnibus Incentive Plan, NovoCure Limited Employee Share Purchase Plan and NovoCure Limited 2024 Omnibus Incentive Plan, and

(10) Post Effective Amendment no. 2 to the Registration Statement (Form S-8 No. 333-285300) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan and NovoCure Limited 2024 Omnibus Incentive Plan.

of our reports dated February 26, 2026, with respect to the consolidated financial statements of NovoCure Limited and the effectiveness of internal control over financial reporting of NovoCure Limited included in this Annual Report (Form 10-K) of NovoCure Limited for the year ended December 31, 2025.

Ex 23.1

/s/KOST FORER GABBAY AND KASIERER
A member of EY Global

Tel Aviv, Israel
February 26, 2026